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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT


The Board of Directors
e.spire Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-99964, 33-19089, 333-43069, 33-99964, 333-19089, 333-47869, 333-51511,
333-58457, 333-60003, 333-71387, 333-31008, 333-35925, 333-40037, 333-41653,
333-47155, 333-64079) on Forms S-3 and S-8 of e.spire Communications, Inc. of our reports dated March 24, 2000, except as to notes 2, 8 and 19, which are as of April 13, 2000, relating to the consolidated balance sheets of e.spire Communications, Inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which reports appear in the December 31, 1999, annual report on Form 10-K of e.spire Communications, Inc.

Our report refers to a change in the Company's method of accounting for revenue recognition associated with leasing its fiber-optic network.

                                        /s/ KPMG LLP


McLean, Virginia
April 14, 2000


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